Exhibit 3.3

BYE-LAWS

OF

DIGICEL GROUP LIMITED

TABLE OF CONTENTS

INTERPRETATION

1.	Definitions

SHARES

2.	Power to Issue Shares
3.	Power of the Company to Purchase its Shares
4.	Rights Attaching to Shares
5.	Calls on Shares
6.	Forfeiture of Shares
7.	Share Certificates
8.	Fractional Shares

REGISTRATION OF SHARES

9.	Register of Members
10.	Registered Holder Absolute Owner
11.	Transfer and Conversion of Registered Shares
12.	Transmission of Registered Shares

ALTERATION OF SHARE CAPITAL

13.	Power to Alter Capital
14.	Variation of Rights Attaching to Shares

DIVIDENDS AND CAPITALISATION

15.	Dividends
16.	Power to Set Aside Profits
17.	Method of Payment
18.	Capitalisation

MEETINGS OF MEMBERS

19.	Annual General Meetings
20.	Special General Meetings
21.	Requisitioned General Meetings and Other Business
22.	Notice
23.	Giving Notice and Access
24.	Postponement or Cancellation of General Meeting
25.	Electronic Participation and Security in Meetings

26.	Quorum at General Meetings
27.	Chairman to Preside at General Meetings
28.	Voting on Resolutions
29.	Power to Demand a Vote on a Poll
30.	Voting by Joint Holders of Shares
31.	Instrument of Proxy
32.	Representation of Corporate Member
33.	Adjournment of General Meeting
34.	Written Resolutions
35.	Directors Attendance at General Meetings

DIRECTORS AND OFFICERS

36.	Election of Directors
37.	Number of Directors
38.	Classes of Directors
39.	Term of Office of Directors
40.	Removal of Directors
41.	Vacancy in the Office of Director
42.	Remuneration of Directors
43.	Defect in Appointment
44.	Directors to Manage Business
45.	Powers of the Board of Directors
46.	Register of Directors and Officers
47.	Appointment of Officers
48.	Appointment of Secretary
49.	Duties of Officers
50.	Remuneration of Officers
51.	Conflicts of Interest
52.	Waiver of Corporate Opportunities
53.	Indemnification and Exculpation of Directors and Officers

MEETINGS OF THE BOARD OF DIRECTORS

54.	Board Meetings
55.	Notice of Board Meetings
56.	Electronic Participation in Meetings
57.	Quorum at Board Meetings
58.	Board to Continue in the Event of Vacancy
59.	Chairman to Preside
60.	Written Resolutions
61.	Validity of Prior Acts of the Board

CORPORATE RECORDS

62.	Minutes
63.	Place Where Corporate Records Kept
64.	Form and Use of Seal

ACCOUNTS

65.	Records of Account
66.	Financial Year End

AUDITS

67.	Annual Audit
68.	Appointment of Auditor
69.	Remuneration of Auditor
70.	Duties of Auditor
71.	Access to Records
72.	Financial Statements and the Auditor’s Report
73.	Vacancy in the Office of Auditor

BUSINESS COMBINATIONS

74.	Business Combinations

VOLUNTARY WINDING-UP AND DISSOLUTION

75.	Winding-Up

CHANGES TO CONSTITUTION

76.	Changes to Bye-laws
77.	Discontinuance

Digicel Group Limited

INTERPRETATION

1.	Definitions

1.1	In these Bye-laws, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

Act	the Companies Act 1981;

Affiliate	with respect to any person, means any person directly or indirectly controlling, controlled by or under common control with such person, provided that no Member shall be deemed an Affiliate of another Member solely by the reason of an investment in the Company; for the purposes of this definition, the term “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise;

Auditor	includes an individual, company or partnership;

Automatic Conversion	has the meaning ascribed in Bye-law 11.9;

Board	the board of directors (including, for the avoidance of doubt, a sole director) appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the directors present at a meeting of directors at which there is a quorum;

Company	the company for which these Bye-laws are approved and confirmed;

Director	a director of the Company;

Exchange Act	the U.S. Securities Exchange Act of 1934 as amended, together with the rules and regulations promulgated thereunder;

Founder	Denis O’Brien and Digicel Investments Limited;

Member	the person registered in the Register of Members as the holder of shares in the Company and, when two

Digicel Group Limited

or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons, as the context so requires;

notice	written notice as further provided in these Bye-laws unless otherwise specifically stated;

Officer	any person appointed by the Board to hold an office in the Company;

Permitted Transferees	in relation to the Founder means: (i) any of his immediate family members (meaning his spouse, parents, grandparents, lineal descendants, siblings of such person or such person’s spouse, and lineal descendants of siblings of such person or such person’s spouse) and any trust, family partnership or estate-planning vehicle so long as the Founder and/or his immediate family members are the principal economic beneficiaries thereof; (ii) any corporation, limited liability company, partnership or other entity of which a majority of the economic beneficial ownership thereof belongs to the Founder, his immediate family members or any trust, family-partnership or estate-planning vehicle whose economic beneficiaries consist principally of the Founder and/or his immediate family members; (iii) a charitable institution controlled by the Founder and/or his immediate family members; (iv) an individual mandated under a qualified domestic relations order (such term having the meaning used in the United States); and (v) a legal or personal representative of the Founder and/or his immediate family members in the event of death or disability;

Register of Directors and Officers	the register of directors and officers referred to in these Bye-laws;

Register of Members	the register of members referred to in these Bye-laws;

Resident Representative	any person appointed to act as resident representative and includes any deputy or assistant resident representative;

Digicel Group Limited

Secretary	the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the Secretary; and

Treasury Share	a share of the Company that was or is treated as having been acquired and held by the Company and has been held continuously by the Company since it was so acquired and has not been cancelled.

1.2	In these Bye-laws, where not inconsistent with the context:

(a)	words denoting the plural number include the singular number and vice versa;

(b)	words denoting the masculine gender include the feminine and neuter genders;

(c)	words importing persons include companies, associations or bodies of persons whether corporate or not;

(d)	the words:-

(i)	“may” shall be construed as permissive; and

(ii)	“shall” shall be construed as imperative;

(e)	a reference to statutory provision shall be deemed to include any amendment or re-enactment thereof;

(f)	the phrase “issued and outstanding” in relation to shares, means shares in issue other than treasury shares;

(g)	the word “corporation” means a corporation whether or not a company within the meaning of the Act;

(h)	the word “subsidiary” means a subsidiary wherever incorporated; and

(i)	unless otherwise provided herein, words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

1.3	In these Bye-laws expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

Digicel Group Limited

1.4	Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

SHARES

2.	Power to Issue Shares

2.1	Subject to these Bye-laws and to any resolution of the Members to the contrary, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the power to issue any unissued shares on such terms and conditions as it may determine.

2.2	Subject to the Act, any preference shares may be issued or converted into shares that (at a determinable date or at the option of the Company or the holder) are liable to be redeemed on such terms and in such manner as may be determined by the Board (before the issue or conversion).

3.	Power of the Company to Purchase its Shares

3.1	The Company may purchase its own shares for cancellation or acquire them as Treasury Shares in accordance with the Act on such terms as the Board shall think fit.

3.2	The Board may exercise all the powers of the Company to purchase or acquire all or any part of its own shares in accordance with the Act.

4.	Rights Attaching to Shares

4.1	At the date these Bye-laws are adopted, the share capital of the Company is divided into: (i) 30,000,000,000 common shares of par value US$0.01 each (the “Common Shares”) which the Board shall have the power to designate from time to time prior to issue as either Class A common shares (the “Class A common shares”) or Class B common shares (the “Class B common shares”); and (ii) 5,000,000,000 preference shares of par value US$0.01 each (the “Preference Shares”).

4.2	The holders of Class A common shares shall, subject to these Bye-laws (including, without limitation, the rights attaching to Class B common shares and to any Preference Shares):

(a)	be entitled to one vote per Class A common share;

(b)	not be entitled to convert the Class A common shares into any other class of shares;

(c)	be entitled, pari passu with holders of Class B common shares, to such dividends as the Board may from time to time declare in proportion to the number of shares held by them;

Digicel Group Limited

(d)	in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled, pari passu with holders of Class B common shares, to the surplus assets of the Company; and

(e)	generally be entitled to enjoy all of the rights attaching to shares.

4.3	The holders of Class B common shares shall, subject to these Bye-laws (including, without limitation, the rights attaching to Class A common shares and to any Preference Shares):

(a)	be entitled to ten votes per Class B common share;

(b)	be entitled, at the option of the holder, to convert any one Class B common share into one Class A common share at any time;

(c)	be entitled, pari passu with holders of Class A common shares, to such dividends as the Board may from time to time declare in proportion to the number of shares held by them;

(d)	in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled, pari passu with holders of Class A common shares, to the surplus assets of the Company;

(e)	generally be entitled to enjoy all of the rights attaching to shares; and

(f)	be entitled, on request by the holder, to a certificate specifying the number of Class B common shares held by such holder.

4.4	The Board is authorised to provide for the issuance of the Preference Shares in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the terms, including designation, powers, preferences, rights, qualifications, limitations and restrictions of the shares of each such series (and, for the avoidance of doubt, such matters and the issuance of such Preference Shares shall not be deemed to vary the rights attached to the Common Shares or, subject to the terms of any other series of Preference Shares, to vary the rights attached to any other series of Preference Shares). The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(a)	the number of shares constituting that series and the distinctive designation of that series;

(b)	the dividend rate on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of the payment of dividends on shares of that series;

Digicel Group Limited

(c)	whether the series shall have voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights;

(d)	whether the series shall have conversion or exchange privileges (including, without limitation, conversion into Common Shares) and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board shall determine;

(e)	whether or not the shares of that series shall be redeemable or repurchaseable and, if so, the terms and conditions of such redemption or repurchase, including the manner of selecting shares for redemption or repurchase if less than all shares are to be redeemed or repurchased, the date or dates upon or after which they shall be redeemable or repurchaseable, and the amount per share payable in case of redemption or repurchase, which amount may vary under different conditions and at different redemption or repurchase dates;

(f)	whether that series shall have a sinking fund for the redemption or repurchase of shares of that series and, if so, the terms and amount of such sinking fund;

(g)	the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Company or any subsidiary, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Company or any subsidiary of any issued shares of the Company;

(h)	the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights of priority, if any, of payment in respect of shares of that series; and

(i)	any other relative participating, optional or other special rights, qualifications, limitations or restrictions of that series.

4.5	Any Preference Shares of any series which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorised and unissued Preference Shares of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preference Shares to be created by resolution or resolutions of the Board or as part of any other series of Preference Shares, all subject to the conditions and the restrictions on issuance set forth in the resolution or resolutions adopted by the Board providing for the issue of any series of Preference Shares.

Digicel Group Limited

4.6	At the discretion of the Board, whether or not in connection with the issuance and sale of any shares or other securities of the Company, the Company may issue securities, contracts, warrants or other instruments evidencing any shares, option rights, securities having conversion or option rights, or obligations on such terms, conditions and other provisions as are fixed by the Board including, without limiting the generality of this authority, conditions that preclude or limit any person or persons owning or offering to acquire a specified number or percentage of the issued Class A common shares and/or Class B common shares, other shares, option rights, securities having conversion or option rights, or obligations of the Company or transferee of the person or persons from exercising, converting, transferring or receiving the shares, option rights, securities having conversion or option rights, or obligations.

4.7	All the rights attaching to a Treasury Share shall be suspended and shall not be exercised by the Company while it holds such Treasury Share and, except where required by the Act, all Treasury Shares shall be excluded from the calculation of any percentage or fraction of the share capital, or shares, of the Company.

5.	Calls on Shares

5.1	The Board may make such calls as it thinks fit upon the Members in respect of any moneys (whether in respect of nominal value or premium) unpaid on the shares allotted to or held by such Members (and not made payable at fixed times by the terms and conditions of issue) and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The Board may differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

5.2	Any amount which, by the terms of allotment of a share, becomes payable upon issue or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for the purposes of these Bye-laws be deemed to be an amount on which a call has been duly made and payable on the date on which, by the terms of issue, the same becomes payable, and in case of non-payment all the relevant provisions of these Bye-laws as to payment of interest, costs and expenses, forfeiture or otherwise shall apply as if such amount had become payable by virtue of a duly made and notified call.

5.3	The joint holders of a share shall be jointly and severally liable to pay all calls and any interest, costs and expenses in respect thereof.

5.4	The Company may accept from any Member the whole or a part of the amount remaining unpaid on any shares held by such Member, although no part of that amount has been called up or become payable.

Digicel Group Limited

6.	Forfeiture of Shares

6.1	If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward such Member a notice in writing in the form, or as near thereto as circumstances admit, of the following:

Notice of Liability to Forfeiture for Non-Payment of Call

Digicel Group Limited (the “Company”)

You have failed to pay the call of [amount of call] made on [date], in respect of the [number] share(s) [number in figures] standing in your name in the Register of Members of the Company, on [date], the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of [    ] per annum computed from the said [date] at the registered office of the Company the share(s) will be liable to be forfeited.

Dated this [date]

[Signature of Secretary] By Order of the Board

6.2	If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine. Without limiting the generality of the foregoing, the disposal may take place by sale, repurchase, redemption or any other method of disposal permitted by and consistent with these Bye-laws and the Act.

6.3	A Member whose share or shares have been so forfeited shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture, together with all interest due thereon and any costs and expenses incurred by the Company in connection therewith.

6.4	The Board may accept the surrender of any shares which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

Digicel Group Limited

7.	Share Certificates

7.1	Subject to the provisions of this Bye-law 7, every Member shall be entitled to a certificate under the common seal of the Company (or a facsimile thereof) and/or bearing the signature (or a facsimile thereof) of a Director or the Secretary or a person expressly authorised to sign specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, specifying the amount paid on such shares. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

7.2	The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom the shares have been allotted.

7.3	If any share certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid, or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

7.4	Notwithstanding any provisions of these Bye-laws:

(a)	the Board shall, subject always to the Act and any other applicable laws and regulations and the facilities and requirements of any relevant system concerned, have power to implement any arrangements it may, in its absolute discretion, think fit in relation to the evidencing of title to and transfer of uncertificated shares and to the extent such arrangements are so implemented, no provision of these Bye-laws shall apply or have effect to the extent that it is in any respect inconsistent with the holding or transfer of shares in uncertificated form; and

(b)	unless otherwise determined by the Board and as permitted by the Act and any other applicable laws and regulations, no person shall be entitled to receive a certificate in respect of any share for so long as the title to that share is evidenced otherwise than by a certificate and for so long as transfers of that share may be made otherwise than by a written instrument.

8.	Fractional Shares

The Company may issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.

Digicel Group Limited

REGISTRATION OF SHARES

9.	Register of Members

9.1	The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Act.

9.2	The Register of Members shall be open to inspection without charge at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection. The Register of Members may, after notice has been given in accordance with the Act, be closed for any time or times not exceeding in the whole thirty days in each year.

10.	Registered Holder Absolute Owner

The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other person.

11.	Transfer and Conversion of Registered Shares

11.1	An instrument of transfer shall be in writing in the form of the following, or as near thereto as circumstances admit, or in such other form as the Board may accept:

Transfer of a Share or Shares

Digicel Group Limited (the “Company”)

FOR VALUE RECEIVED                                         [amount], I, [name of transferor] hereby sell, assign and transfer unto [transferee] of [address], [number] shares of the Company.

DATED this [date]

Signed by:	In the presence of:

Transferor	Witness

Signed by:	In the presence of:

Transferee	Witness

Digicel Group Limited

11.2	Such instrument of transfer shall be signed by (or in the case of a party that is a corporation, on behalf of) the transferor and transferee, provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been registered as having been transferred to the transferee in the Register of Members.

11.3	The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require showing the right of the transferor to make the transfer.

11.4	The joint holders of any share may transfer such share to one or more of such joint holders, and the surviving holder or holders of any share previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

11.5	The Board may in its absolute discretion and without assigning any reason therefor refuse to register the transfer of a share which is not fully paid up. The Board shall refuse to register a transfer unless all applicable consents, authorisations and permissions of any governmental body or agency in Bermuda have been obtained. If the Board refuses to register a transfer of any share the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

11.6	Shares may be transferred without a written instrument if transferred by an appointed agent or otherwise in accordance with the Act.

11.7	Notwithstanding anything to the contrary in these Bye-laws, shares that are listed or admitted to trading on an appointed stock exchange may be transferred in accordance with the rules and regulations of such exchange.

11.8	Upon any sale or transfer of a Class B common share by the Founder or any of his Affiliates or Permitted Transferees, except for a transfer to a Permitted Transferee, such share shall automatically convert into one Class A common share.

11.9	Each Class B common share shall automatically convert into one Class A common share if, and at the time that, the Class B common shares collectively held by the Founder, his Affiliates and Permitted Transferees represent less than 10% of the issued and outstanding Common Shares (the “Automatic Conversion”).

11.10	Holders of Class B common shares shall be permitted to grant security over the Class B common shares that they hold from time to time without causing an automatic conversion to Class A common shares, provided that any shares over which security is granted shall automatically convert into Class A common shares at the time of any transfer on enforcement of such security.

Digicel Group Limited

11.11	Subject to all applicable laws (including, without limitation, U.S. securities laws), notwithstanding anything contained in these Bye-laws, the Company shall promptly register any transfer of any Class B common shares (converting, where applicable, to Class A common shares) and may not suspend registration thereof where such transfer is in accordance with the terms of any security, to the bank or institution to which such shares have been mortgaged or charged by way of security whether for its own account or as agent for a group of banks or institutions or otherwise, or to any nominee or any transferee of such bank or institution (a “Secured Institution”) and is deposited at the registered office of the Company for registration by a Secured Institution or its nominee.

12.	Transmission of Registered Shares

12.1	In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member’s interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may, in its absolute discretion, decide as being properly authorised to deal with the shares of a deceased Member.

12.2	Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in writing in the form, or as near thereto as circumstances admit, of the following:

Transfer by a Person Becoming Entitled on Death/Bankruptcy of a Member

Digicel Group Limited (the “Company”)

I/We, having become entitled in consequence of the [death/bankruptcy] of [name and address of deceased/bankrupt Member] to [number] share(s) standing in the Register of Members of the Company in the name of the said [name of deceased/bankrupt Member] instead of being registered myself/ourselves, elect to have [name of transferee] (the “Transferee”) registered as a transferee of such share(s) and I/we do

Digicel Group Limited

hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee, his or her executors, administrators and assigns, subject to the conditions on which the same were held at the time of the execution hereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

DATED this [date]

Signed by:	In the presence of:

Transferor	Witness

Signed by:	In the presence of:

Transferee	Witness

12.3	On the presentation of the foregoing materials to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member. Notwithstanding the foregoing, the Board shall, in any case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member’s death or bankruptcy, as the case may be.

12.4	Where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to such share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

ALTERATION OF SHARE CAPITAL

13.	Power to Alter Capital

13.1	The Company may if authorised by resolution of the Members increase, divide, consolidate, subdivide, change the currency denomination of, diminish or otherwise alter or reduce its share capital in any manner permitted by the Act.

13.2	Where, on any alteration or reduction of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit.

Digicel Group Limited

14.	Variation of Rights Attaching to Shares

If, at any time, the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the relevant class at which meeting the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the relevant class. The rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

DIVIDENDS AND CAPITALISATION

15.	Dividends

15.1	The Board may, subject to these Bye-laws and in accordance with the Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets. No unpaid dividend shall bear interest as against the Company.

15.2	The Board may fix any date as the record date for determining the Members entitled to receive any dividend.

15.3	The Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.

15.4	The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company. No unpaid distribution shall bear interest as against the Company.

16.	Power to Set Aside Profits

The Board may, before declaring a dividend, set aside out of the surplus or profits of the Company, such amount as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other purpose.

17.	Method of Payment

17.1	Any dividend, interest, or other moneys payable in cash in respect of the shares may be paid by cheque or draft sent through the post directed to the Member at such Member’s address in the Register of Members, or to such person and to such address as the holder may in writing direct.

Digicel Group Limited

17.2	In the case of joint holders of shares, any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the address of the holder first named in the Register of Members, or to such person and to such address as the joint holders may in writing direct. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

17.3	The Board may deduct from the dividends or distributions payable to any Member all moneys due from such Member to the Company on account of calls or otherwise.

17.4	Any dividend and/or other moneys payable in respect of a share which has remained unclaimed for six years from the date when it became due for payment shall, if the Board so resolves, be forfeited and cease to remain owing by the Company. The payment of any unclaimed dividend or other moneys payable in respect of a share may (but need not) be paid by the Company into an account separate from the Company’s own account. Such payment shall not constitute the Company a trustee in respect thereof.

17.5	The Company shall be entitled to cease sending dividend cheques and drafts by post or otherwise to a Member if those instruments have been returned undelivered to, or left uncashed by, that Member on at least two consecutive occasions or, following one such occasion, reasonable enquiries have failed to establish the Member’s new address. The entitlement conferred on the Company by this Bye-law in respect of any Member shall cease if the Member claims a dividend or cashes a dividend cheque or draft.

18.	Capitalisation

18.1	The Board may capitalise any amount for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such amount in paying up unissued shares to be allotted as fully paid bonus shares pro rata (except in connection with the conversion of shares of one class to shares of another class) to the Members. If unissued Common Shares are to be allotted as fully paid bonus shares, the holders of Class A common shares shall receive Class A common shares as bonus shares and the holders of Class B common shares shall receive Class B common shares as bonus shares.

18.2	The Board may capitalise any amount for the time being standing to the credit of a reserve account or amounts otherwise available for dividend or distribution by applying such amounts in paying up in full, partly or nil paid shares of those Members who would have been entitled to such amounts if they were distributed by way of dividend or distribution.

Digicel Group Limited

MEETINGS OF MEMBERS

19.	Annual General Meetings

Notwithstanding the provisions of the Act entitling the Members to elect to dispense with the holding of an annual general meeting, an annual general meeting shall be held in each year (other than the year of incorporation) at such time and place as the Board shall appoint.

20.	Special General Meetings

The Board may convene a special general meeting whenever in its judgment such a meeting is necessary.

21.	Requisitioned General Meetings and Other Business

21.1	The Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings, forthwith proceed to convene a special general meeting and the provisions of the Act shall apply.

21.2	In addition to any other rights of Members under the Act or these Bye-laws, business may be brought before any annual general meeting by any person who: (i) is a Member of record on the date of the giving of the notice provided for in this Bye-law 21 and on the record date for the determination of Members entitled to receive notice of and vote at such meeting; and (ii) complies with the notice procedures set forth in this Bye-law 21.

21.3	In addition to any other applicable requirements, for business to be proposed by a Member pursuant to Bye-law 21.2, such Member must have given timely notice thereof in proper written form to the Secretary. Any such proposed business must constitute a proper matter for Member action.

21.4	To be timely, a notice given to the Secretary pursuant to Bye-law 21.3 must be delivered to or mailed and received by the Secretary at the principal executive offices of the Company as set forth in the Company’s filings with the U.S. Securities and Exchange Commission not less than 120 days nor more than 150 days before the first anniversary of the preceding year’s annual general meeting or, in the event the annual general meeting is called for a date that is greater than 30 days before such anniversary or for more than 70 days after such anniversary, the notice must be so delivered or mailed and received no earlier than 120 days prior to such annual general meeting and no later than 70 days prior to the date of the annual general meeting or the tenth day following the date on which public announcement of the date of the annual general meeting was first made by the Company.

Digicel Group Limited

In no event shall the adjournment or postponement of any annual general meeting, or any announcement or notice thereof, commence a new time period (or extend any time period) for the giving of a Member’s notice as described above.

21.5	To be in proper written form, a notice given to the Secretary pursuant to Bye-law 21.3 must set forth as to each matter such Member proposes to bring before the annual general meeting: (i) a brief description of the business desired to be brought before the annual general meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bye-laws, the language of the proposed amendment) and the reasons for conducting such business at the annual general meeting and any material interest in such business of such Member and the beneficial owner, if any, on whose behalf the proposal is made; (ii) the name and record address of such Member and of the beneficial owner, if any, on whose behalf the business is being proposed; (iii) the class or series and number of shares of the Company which are registered in the name of or beneficially owned by such Member and such beneficial owner (including any shares as to which such Member or such beneficial owner has a right to acquire ownership at any time in the future); (iv) a description of all derivatives, swaps or other transactions or series of transactions engaged in, directly or indirectly, by such Member or such beneficial owner, the purpose or effect of which is to give such Member or such beneficial owner economic risk similar to ownership of shares of the Company; (v) a description of all agreements, arrangements, understandings or relationships engaged in, directly or indirectly, by such Member or such beneficial owner, the purpose or effect of which is to mitigate loss to, reduce the economic risk (or ownership or otherwise) of any shares or any class or series of shares of the Company, manage the risk of share price changes for, or increase or decrease the voting power of, such Member or beneficial owner, or which provides, directly or indirectly, such Member or beneficial owner with the opportunity to profit from any decrease in the price or value of the shares or any class or series of shares of the Company; (vi) a description of all agreements, arrangements, understandings or relationships between such Member or such beneficial owner and any other person or persons (including their names) in connection with the proposal of such business by such Member; (vii) a representation that such Member is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the annual general meeting to bring such business before such meeting; (vii) a representation as to whether such Member or any such beneficial owner intends or is part of a group that intends to (a) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Company’s issued and outstanding shares required to approve or adopt the proposal and/or (b) otherwise to solicit proxies from Members in support of such proposal; (viii) any other information relating to such Member, beneficial owner, if any, or proposed business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such proposal pursuant to Section 14 of the Exchange Act; and (ix) such other information relating to any proposed item of business as the Company may reasonably require to determine whether such proposed item of business is a proper matter for Member action.

Digicel Group Limited

If requested by the Company, the information required under (iii), (v) and (vi) of the preceding paragraph shall be supplemented by such Member and any such beneficial owner not later than 10 days after the record date for the meeting to disclose such information as of the record date.

21.6	Once business has been properly brought before an annual general meeting in accordance with the procedures set forth in this Bye-law 21, nothing in this Bye-law shall be deemed to preclude discussion by any Member of such business. If the chairman of an annual general meeting determines that business was not properly brought before the meeting in accordance with this Bye-law 21, the chairman shall declare to the meeting that the business was not properly brought before the meeting and the determination of the chairman shall be final and such business shall not be transacted.

21.7	No business may be transacted at an annual or special general meeting, other than business that is either (i) properly brought before the general meeting by or at the direction of the Board (or any duly authorised committee thereof); or (ii) properly brought before the general meeting by any Member or Members in accordance with the Act or these Bye-laws.

22.	Notice

22.1	At least 14 days’ notice of an annual general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting.

22.2	At least 14 days’ notice of a special general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, time, place and the general nature of the business to be considered at the meeting.

22.3	The Board may fix any date as the record date for determining the Members entitled to receive notice of and to vote at any general meeting.

22.4	A general meeting shall, notwithstanding that it is called on shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

Digicel Group Limited

22.5	The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

23.	Giving Notice and Access

23.1	A notice may be given by the Company to a Member:

(a)	by delivering it to such Member in person, in which case the notice shall be deemed to have been served upon such delivery; or

(b)	by sending it by post to such Member’s address in the Register of Members, in which case the notice shall be deemed to have been served seven days after the date on which it is deposited, with postage prepaid, in the mail; or

(c)	by sending it by courier to such Member’s address in the Register of Members, in which case the notice shall be deemed to have been served two days after the date on which it is deposited, with courier fees paid, with the courier service; or

(d)	by transmitting it by electronic means (including facsimile and electronic mail, but not telephone) in accordance with such directions as may be given by such Member to the Company for such purpose, in which case the notice shall be deemed to have been served at the time that it would in the ordinary course be transmitted; or

(e)	by delivering it in accordance with the provisions of the Act pertaining to delivery of electronic records by publication on a website, in which case the notice shall be deemed to have been served at the time when the requirements of the Act in that regard have been met.

23.2	Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

23.3	In proving service under paragraphs 23.1(b), (c) and (d), it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted or sent by courier, and the time when it was posted, deposited with the courier, or transmitted by electronic means.

24.	Postponement or Cancellation of General Meeting

The Secretary may, and on the instruction of the Board or the chairman of the Board the Secretary shall, postpone or cancel any general meeting called in accordance with these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement or cancellation is given to the Members before the time for such meeting. Fresh notice of the date, time and place for a postponed meeting shall be given to each Member in accordance with these Bye-laws.

Digicel Group Limited

25.	Electronic Participation and Security in Meetings

25.1	Members may participate in any general meeting by such telephonic, electronic or other communication facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

25.2	The Board may, and at any general meeting, the chairman of such meeting may, make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Board and, at any general meeting, the chairman of such meeting are entitled to refuse entry to a person who refuses to comply with any such arrangements, requirements or restrictions.

26.	Quorum at General Meetings

26.1	At any general meeting two or more persons present in person at the start of the meeting and representing in person or by proxy in excess of one-third of the total voting rights of all issued and outstanding shares in the Company shall form a quorum for the transaction of business.

26.2	If within half an hour from the time appointed for the meeting a quorum is not present, then, in the case of a meeting convened on a requisition, the meeting shall be deemed cancelled and, in any other case, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine. Unless the meeting is adjourned to a specific date, time and place announced at the meeting being adjourned, fresh notice of the resumption of the meeting shall be given to each Member entitled to attend and vote thereat in accordance with these Bye-laws.

27.	Chairman to Preside at General Meetings

Unless otherwise agreed by a majority of those attending and entitled to vote at a general meeting, the chairman of the Board, if there be one who is present, shall act as chairman of such meeting. In his absence a chairman of the meeting shall be appointed or elected by the Directors present, or failing that by those present at the meeting and entitled to vote.

Digicel Group Limited

28.	Voting on Resolutions

28.1	Subject to the Act and these Bye-laws, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with these Bye-laws and in the case of an equality of votes the resolution shall fail. Subject to the Act and these Bye-laws, the holders of Class A common shares and Class B common shares shall vote together as a single class on all matters.

28.2	No Member shall be entitled to vote at a general meeting unless such Member has paid all the calls on all shares held by such Member.

28.3	At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to these Bye-laws, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his hand.

28.4	In the event that a Member participates in a general meeting by telephone, electronic or other communication facilities or means, the chairman of the meeting shall direct the manner in which such Member may cast his vote on a show of hands.

28.5	At any general meeting if an amendment is proposed to any resolution under consideration and the chairman of the meeting rules on whether or not the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

28.6	At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to these Bye-laws, be conclusive evidence of that fact.

29.	Power to Demand a Vote on a Poll

29.1	Notwithstanding the foregoing, a poll may be demanded by any of the following persons:

(a)	the chairman of such meeting; or

(b)	at least three Members present in person or represented by proxy; or

(c)	any Member or Members present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the Members having the right to vote at such meeting; or

Digicel Group Limited

(d)	any Member or Members present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total amount paid up on all such shares conferring such right.

29.2	Where a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted by ballot as described herein, or in the case of a general meeting at which one or more Members are present by telephone, electronic or other communication facilities or means, in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands. A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

29.3	A poll demanded for the purpose of electing a chairman of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time and in such manner during such meeting as the chairman (or acting chairman) of the meeting may direct. Any business other than that upon which a poll has been demanded may be conducted pending the taking of the poll.

29.4	Where a vote is taken by poll, each person physically present and entitled to vote shall be furnished with a ballot paper on which such person shall record his vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. Each person present by telephone, electronic or other communication facilities or means shall cast his vote in such manner as the chairman of the meeting shall direct. At the conclusion of the poll, the ballot papers and votes cast in accordance with such directions shall be examined and counted by one or more scrutineers appointed by the Board or, in the absence of such appointment, by a committee of not less than two Members or proxy holders appointed by the chairman of the meeting for the purpose, and the result of the poll shall be declared by the chairman of the meeting.

30.	Voting by Joint Holders of Shares

In the case of joint holders, the vote of the senior who tenders a vote (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

Digicel Group Limited

31.	Instrument of Proxy

31.1	A Member may appoint a proxy by

(a)	an instrument in writing in substantially the following form or such other form as the Board or the chairman of the meeting shall accept:

Proxy Digicel Group Limited (the “Company”)

I/We, [insert names here] , being a Member of the Company with [number] shares, HEREBY APPOINT [name] of [address] or failing him, [name] of [address] to be my/our proxy to vote for me/us at the meeting of the Members to be held on [date] and at any adjournment thereof. [Any restrictions on voting to be inserted here.]

Signed this [date]

Member(s)

or

(b)	such telephonic, electronic or other means as may be approved by the Board from time to time.

31.2	The appointment of a proxy must be received by the Company at the registered office or at such other place or in such manner as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting at which the person named in the appointment proposes to vote, and appointment of a proxy which is not received in the manner so permitted shall be invalid.

31.3	A Member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf in respect of different shares.

31.4	The decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.

31.5

Any Member may irrevocably appoint a proxy and in such case: (i) such proxy shall be irrevocable in accordance with the terms of the instrument of appointment; (ii) the Company shall be given notice of the appointment, such notice to include the name, address, telephone number and electronic mail address of the proxy holder and the Company shall give to the holder of such proxy notice of all meetings of shareholders of the Company; (iii) the holder of such proxy shall be the only person entitled to vote

Digicel Group Limited

the relevant shares at any meeting at which such holder is present; and (iv) the Company shall be obliged to recognise the holder of such proxy until such time as such holder shall notify the Company in writing that such proxy is no longer in force.

32.	Representation of Corporate Member

32.1	A corporation which is a Member may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member, and that Member shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

32.2	Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

33.	Adjournment of General Meeting

33.1	The chairman of a general meeting at which a quorum is present may, with the consent of the Members holding a majority of the voting rights of those Members present in person or by proxy (and shall if so directed by Members holding a majority of the voting rights of those Members present in person or by proxy) adjourn the meeting.

33.2	The chairman of a general meeting may adjourn the meeting to another time and place without the consent or direction of the Members if it appears to him that:

(a)	it is likely to be impractical to hold or continue that meeting because of the number of Members wishing to attend who are not present; or

(b)	the unruly conduct of persons attending the meeting prevents, or is likely to prevent, the orderly continuation of the business of the meeting; or

(c)	an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

33.3	Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Member entitled to attend and vote thereat in accordance with these Bye-laws.

34.	Written Resolutions

34.1	Until the Automatic Conversion occurs, subject to these Bye-laws, anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members may be done without a meeting by written resolution in accordance with this Bye-law. After the Automatic Conversion occurs the Members may not take action by written resolution.

Digicel Group Limited

34.2	Notice of a written resolution shall be given, and a copy of the resolution shall be circulated to all Members who would be entitled to attend a meeting and vote thereon. The accidental omission to give notice to, or the non-receipt of a notice by, any Member does not invalidate the passing of a resolution.

34.3	A written resolution is passed when it is signed by (or in the case of a Member that is a corporation, on behalf of) the Members who at the date that the notice is given represent such majority of votes as would be required if the resolution was voted on at a meeting of Members at which all Members entitled to attend and vote thereat were present and voting.

34.4	A resolution in writing may be signed in any number of counterparts.

34.5	A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

34.6	A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of the Act.

34.7	This Bye-law shall not apply to:

(a)	a resolution passed to remove an Auditor from office before the expiration of his term of office; or

(b)	a resolution passed for the purpose of removing a Director before the expiration of his term of office.

34.8	For the purposes of this Bye-law, the effective date of the resolution is the date when the resolution is signed by (or in the case of a Member that is a corporation, on behalf of) the last Member whose signature results in the necessary voting majority being achieved and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date.

35.	Directors Attendance at General Meetings

The Directors shall be entitled to receive notice of, attend and be heard at any general meeting.

Digicel Group Limited

DIRECTORS AND OFFICERS

36.	Election of Directors

36.1	Only persons who are proposed or nominated in accordance with this Bye-law shall be eligible for election as Directors. Any Member or the Board may propose any person for election as a Director. Where any person, other than a person proposed for re-election or election as a Director by the Board, is to be proposed for election as a Director, notice must be given to the Company of the intention to propose him and of his willingness to serve as a Director. Where a Director is to be elected:

(a)	at an annual general meeting, such notice must be given not less than 120 days nor more than 150 days before the first anniversary of the preceding year’s annual general meeting or, in the event the annual general meeting is called for a date that is greater than 30 days before such anniversary or for more than 70 days after such anniversary, the notice must be so delivered or mailed and received no earlier than 120 days prior to such annual general meeting and no later than 70 days prior to the date of the annual general meeting or the tenth day following the date on which public announcement of the date of the annual general meeting was first made by the Company.

In no event shall the adjournment or postponement of any annual general meeting, or any announcement or notice thereof, commence a new time period (or extend any time period) for the giving of a Member’s notice as described above.

(b)	at a special general meeting, such notice must be given not earlier than 150 days prior to the date of the special general meeting nor later than 120 days prior to the date of the special general meeting or the tenth day following the date on which public announcement of the date of the special general meeting was first made by the Company.

In no event shall the adjournment or postponement of any special general meeting, or any announcement or notice thereof, commence a new time period (or extend any time period) for the giving of a Member’s notice as described above.

(c)

such notice must set forth: (i) as to each person whom the Member proposes to nominate for election as a Director, (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of the Company owned beneficially or of record by the person, (D) a reasonably detailed description of any compensatory, payment or other financial agreement, arrangement or understanding that such person has with any other person or entity other than the Company including the amount of any payment or payments received or

Digicel Group Limited

receivable thereunder, in each case in connection with candidacy or service as a director thereof and (E) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to applicable laws or regulations or that the Company may reasonably request in order to determine the eligibility of such person to serve as a Director of the Company; (ii) the name and record address of the Member giving the notice and the name and address of the beneficial owner, if any, on whose behalf the nomination is proposed; (iii) the class or series and number of shares of the Company which are registered in the name of or beneficially owned by such Member and such beneficial owner (including any shares as to which such Member or such beneficial owner has a right to acquire ownership at any time in the future); (iv) a description of all derivatives, swaps or other transactions or series of transactions engaged in, directly or indirectly, by such Member or such beneficial owner, the purpose or effect of which is to give such Member or such beneficial owner economic risk similar to ownership of shares of the Company; (v) a description of all agreements, arrangements, understandings or relationships engaged in, directly or indirectly, by such Member or such beneficial owner, the purpose or effect of which is to mitigate loss to, reduce the economic risk (or ownership or otherwise) of any shares or any class or series of shares of the Company, manage the risk of share price changes for, or increase or decrease the voting power of, such Member or beneficial owner or any such nominee, or which provides, directly or indirectly, such Member or beneficial owner or any such nominee with the opportunity to profit from any decrease in the price or value of the shares or any class or series of shares of the Company; (vi) a description of all agreements, arrangements, understandings or relationships between such Member or such beneficial owner and any other person or persons (including their names) in connection with the proposed nomination by such Member and any material relationship between such Member or such beneficial owner and the person proposed to be nominated for election; (vii) a representation that such Member is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the general meeting to propose such nomination; (viii) a representation as to whether such Member or any such beneficial owner intends or is part of a group that intends to (a) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Company’s issued and outstanding shares required to elect each such nominee and/or (b) otherwise to solicit proxies from Members in support of such nomination; and (ix) any other information relating to such Member, beneficial owner, if any, or nominee that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such nominee pursuant to Section 14 of the Exchange Act.

Digicel Group Limited

If requested by the Company, the information required under (iii), (v) and (vi) of the preceding paragraph shall be supplemented by such Member and any such beneficial owner not later than 10 days after the record date for the meeting to disclose such information as of the record date.

(d)	in the case of an election at any general meeting, such notice must be accompanied by a written consent of each person whom the Member proposes to nominate for election as a Director to being named in the proxy statement as a nominee and to serve as a Director if elected.

36.2	Where persons are validly proposed for re-election or election as a Director, the persons receiving the most votes (up to the number of Directors to be elected) shall be elected as Directors, and an absolute majority of the votes cast shall not be a prerequisite to the election of such Directors. Members shall not be permitted to cumulate their votes for the election of Directors.

36.3	At any general meeting the Members may authorise the Board to fill any vacancy in their number left unfilled at a general meeting.

36.4	The election or appointment of a person or persons to act as a Director in the alternative to any one or more Directors shall not be permitted.

37.	Number of Directors

The Board shall consist of such number of Directors being not less than five Directors and not more than such maximum number of Directors as the majority of Directors then in office may from time to time determine.

38.	Classes of Directors

Until the Automatic Conversion occurs, the Directors shall not be divided into classes. Upon the Automatic Conversion occurring, the Directors shall be divided into three classes designated Class I, Class II and Class III and the Board shall determine into which class a Director shall be designated. Each class of Directors shall consist, as nearly as possible, of one third of the total number of Directors constituting the entire Board.

39.	Term of Office of Directors

39.1	Until the Automatic Conversion occurs, Directors shall hold office until the next annual general meeting or until their successors are elected or appointed or their office is otherwise vacated.

39.2

Upon the Automatic Conversion occurring, each Director shall serve for a term ending at the third annual general meeting following the annual general meeting at which such Director was elected, provided that Directors initially designated as Class III Directors shall serve for an initial term ending at the first annual general meeting

Digicel Group Limited

following the effectiveness of their designation as Class III Directors, Directors initially designated as Class II Directors shall serve for an initial term ending at the second annual general meeting following the effectiveness of their designation as Class II Directors and Directors initially designated as Class I Directors shall serve for an initial term ending at the third annual general meeting following the effectiveness of their designation as Class I Directors. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any Director of any class elected to fill a vacancy shall hold office for a term that shall coincide with the remaining term of the other Directors of that class, but in no case shall a decrease in the number of Directors shorten the term of any Director then in office. A Director shall hold office until the annual general meeting for the year in which his term expires, subject to his office being vacated pursuant to Bye-law 42.

40.	Removal of Directors

40.1	Prior to the Automatic Conversion, the Members entitled to vote for the election of Directors may, at any special general meeting convened and held in accordance with these Bye-laws, remove a Director, provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than 14 days before the meeting and at such meeting the Director shall be entitled to be heard on the motion for such Director’s removal.

40.2	Prior to the Automatic Conversion, a Director may be removed if requested in writing to resign by three-quarters of the other Directors then in office.

40.3	After the Automatic Conversion occurs, the Members entitled to vote for the election of Directors may, at any special general meeting convened and held in accordance with these Bye-laws, by a resolution of such Members including the affirmative vote of shares carrying not less than a majority of the total voting rights of the then issued and outstanding common shares, remove a Director only with cause, provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and a summary of the facts justifying the removal and be served on such Director not less than 14 days before the meeting and at such meeting the Director shall be entitled to attend the meeting and be heard on the motion for such Director’s removal.

40.4	If a Director is removed from the Board at a special general meeting under this Bye-law the Members may fill the vacancy at the meeting at which such Director is removed, provided the nominee for the vacancy is proposed in accordance with Bye-law 36. In the absence of such election, or in the case of a removal under Bye-law 41.2, the Board may fill the vacancy.

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40.5	For the purposes of this Bye-law, “cause” shall mean a conviction for a criminal offence involving dishonesty or engaging in conduct which brings the Director or the Company into disrepute and which results in material financial detriment to the Company.

41.	Vacancy in the Office of Director

41.1	The office of Director shall be vacated if the Director:

(a)	is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

(b)	is or becomes bankrupt, or makes any arrangement or composition with his creditors generally;

(c)	is or becomes of unsound mind or dies; or

(d)	resigns his office by notice to the Company.

41.2	The Members in general meeting or the Board shall have the power to appoint any person as a Director to fill a vacancy on the Board occurring as a result of the death, disability, disqualification or resignation of any Director or as a result of an increase in the size of the Board.

42.	Remuneration of Directors

The remuneration (if any) of the Directors shall be determined by the Board and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from Board meetings, meetings of any committee appointed by the Board or general meetings, or in connection with the business of the Company or their duties as Directors generally.

43.	Defect in Appointment

All acts done in good faith by the Board, any Director, a member of a committee appointed by the Board, any person to whom the Board may have delegated any of its powers, or any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that he was, or any of them were, disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director or act in the relevant capacity.

44.	Directors to Manage Business

The business of the Company shall be managed and conducted by the Board. In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by the Act or by these Bye-laws, required to be exercised by the Company in general meeting.

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45.	Powers of the Board of Directors

The Board may:

(a)	appoint, suspend, or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties;

(b)	exercise all the powers of the Company to borrow money and to mortgage or charge or otherwise grant a security interest in its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party;

(c)	appoint one or more persons to the office of chief executive officer of the Company, who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company;

(d)	appoint a person to act as manager of the Company’s day-to-day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business;

(e)	by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney;

(f)	procure that the Company pays all expenses incurred in promoting and incorporating the Company;

(g)	delegate any of its powers (including the power to sub-delegate) to a committee of one or more persons appointed by the Board which may consist partly or entirely of non-Directors, provided that every such committee shall conform to such directions as the Board shall impose on them and provided further that the meetings and proceedings of any such committee shall be governed by the provisions of these Bye-laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by directions imposed by the Board;

(h)	delegate any of its powers (including the power to sub-delegate) to any person on such terms and in such manner as the Board may see fit;

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(i)	present any petition and make any application in connection with the liquidation or reorganisation of the Company;

(j)	in connection with the issue of any share, pay such commission and brokerage as may be permitted by law; and

(k)	authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any deed, agreement, document or instrument on behalf of the Company.

46.	Register of Directors and Officers

The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

47.	Appointment of Officers

The Board may appoint such Officers (who may or may not be Directors) as the Board may determine for such terms as the Board deems fit.

48.	Appointment of Secretary

The Secretary shall be appointed by the Board from time to time for such term as the Board deems fit.

49.	Duties of Officers

The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

50.	Remuneration of Officers

The Officers shall receive such remuneration as the Board may determine.

51.	Conflicts of Interest

51.1	Any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in any capacity for, be employed by or render services to the Company on such terms, including with respect to remuneration, as may be agreed between the parties. Nothing herein contained shall authorise a Director or a Director’s firm, partner or company to act as Auditor to the Company.

51.2	A Director who is directly or indirectly interested in a contract or proposed contract with the Company (an “Interested Director”) shall declare the nature of such interest as required by the Act.

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51.3	An Interested Director who has complied with the requirements of the foregoing Bye-law may:

(a)	vote in respect of such contract or proposed contract, unless disqualified from voting by the chairman of the relevant Board meeting; and/or

(b)	be counted in the quorum for the meeting at which the contract or proposed contract is to be voted on,

and no such contract or proposed contract shall be void or voidable by reason only that the Interested Director voted on it or was counted in the quorum of the relevant meeting and the Interested Director shall not be liable to account to the Company for any profit realised thereby.

52.	Waiver of Corporate Opportunities

52.1	To the fullest extent permitted by applicable law, the Company, on behalf of itself and its subsidiaries, waives and renounces any right, interest or expectancy of the Company and/or its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to or business opportunities of which any of the Directors or any of their Affiliates (other than the Company and its subsidiaries, the “Specified Parties”) gain knowledge, even if the opportunity is competitive with the business of the Company or its subsidiaries or one that the Company or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so and each Specified Party shall have no duty (statutory, fiduciary, contractual or otherwise) to communicate or offer such business opportunity to the Company and, to the fullest extent permitted by applicable law, shall not be liable to the Company or any of its subsidiaries for breach of any statutory, fiduciary, contractual or other duty, as a Director or otherwise, by reason of the fact that such Specified Party pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present or communicate such business opportunity, or information regarding such business opportunity, to the Company or its subsidiaries. Notwithstanding the foregoing, a Specified Party who is a Director and who is offered a business opportunity for the Company or its subsidiaries in his or her capacity solely as a Director (a “Company Opportunity”), shall be obligated to communicate such Company Opportunity to the Company, provided, however, that all of the protections of this Bye-law 51.3 shall otherwise apply to the Specified Parties with respect to such Company Opportunity, including the ability of the Specified Parties to pursue or acquire such Company Opportunity, directly or indirectly, or to direct such Company Opportunity to another person if and to the extent that the Company determines not to pursue such Company Opportunity.

52.2	Neither the amendment nor repeal of this Bye-law 52, nor the adoption of any provision of these Bye-laws, nor, to the fullest extent permitted by applicable law, any

Digicel Group Limited

modification of law, shall adversely affect any right or protection of any person granted pursuant hereto existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, adoption or modification (regardless of when any proceeding (or part thereof) relating to such event, act or omission arises or is first threatened, commenced or completed).

52.3	If any provision or provisions of this Bye-law 52 shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Bye-law 52 (including each portion of any paragraph of this Bye-law 52 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Bye-law 52 (including each such portion of any paragraph of this Bye-law 52 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Company to protect its Directors, Officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Company to the fullest extent permitted by law.

52.4	This Bye-law 52 shall not limit any protections or defences available to, or indemnification rights of, any Director or Officer under any agreement, these Bye-laws, vote of the Board, applicable law or otherwise.

52.5	Any person or entity purchasing or otherwise acquiring any interest in any shares of the Company shall be deemed to have notice of and to have consented to the provisions of this Bye-law 52.

53.	Indemnification and Exculpation of Directors and Officers

53.1

The Directors, Resident Representative, Secretary and other Officers (such term to include any person appointed to any committee by the Board) acting in relation to any of the affairs of the Company or any subsidiary thereof and the liquidator or trustees (if any) acting in relation to any of the affairs of the Company or any subsidiary thereof and every one of them (whether for the time being or formerly), and their heirs, executors and administrators (each of which an “indemnified party”), shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and no indemnified party shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested,

Digicel Group Limited

or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty in relation to the Company which may attach to any of the indemnified parties. Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company or any subsidiary thereof, PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty in relation to the Company which may attach to such Director or Officer.

53.2	The Company may purchase and maintain insurance for the benefit of any Director or Officer against any liability incurred by him under the Act in his capacity as a Director or Officer or indemnifying such Director or Officer in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the Director or Officer may be guilty in relation to the Company or any subsidiary thereof.

53.3	The Company may advance moneys to a Director or Officer for the costs, charges and expenses incurred by the Director or Officer in defending any civil or criminal proceedings against him, on condition that the Director or Officer shall repay the advance if any allegation of fraud or dishonesty in relation to the Company is proved against him.

MEETINGS OF THE BOARD OF DIRECTORS

54.	Board Meetings

The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit. Subject to these Bye-laws, a resolution put to the vote at a Board meeting shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.

55.	Notice of Board Meetings

A Director may, and the Secretary on the requisition of a Director shall, at any time summon a Board meeting. Notice of a Board meeting shall be deemed to be duly given to a Director if it is given to such Director verbally (including in person or by telephone) or otherwise communicated or sent to such Director by post, electronic means or other mode of representing words in a visible form at such Director’s last known address or in accordance with any other instructions given by such Director to the Company for this purpose.

Digicel Group Limited

56.	Electronic Participation in Meetings

Directors may participate in any meeting by such telephonic, electronic or other communication facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

57.	Quorum at Board Meetings

The quorum necessary for the transaction of business at a Board meeting shall be a majority of the Directors then in office, provided that if there is only one Director for the time being in office the quorum shall be one.

58.	Board to Continue in the Event of Vacancy

The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at Board meetings, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting; or (ii) preserving the assets of the Company.

59.	Chairman to Preside

Unless otherwise agreed by a majority of the Directors attending a Board meeting, the chairman of the Board, if there be one who is present, shall act as chairman at such Board meeting. In his absence a chairman of the meeting shall be appointed or elected by the Directors present at the meeting.

60.	Written Resolutions

A resolution signed by all the Directors, which may be in counterparts, shall be as valid as if it had been passed at a Board meeting duly called and constituted, such resolution to be effective on the date on which the resolution is signed by the last Director.

61.	Validity of Prior Acts of the Board

No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

CORPORATE RECORDS

62.	Minutes

The Board shall cause minutes to be duly entered in books provided for the purpose:

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(a)	of all elections and appointments of Officers;

(b)	of the names of the Directors present at each Board meeting and of any committee appointed by the Board; and

(c)	of all resolutions and proceedings of general meetings of the Members, Board meetings and meetings of committees appointed by the Board.

63.	Place Where Corporate Records Kept

Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

64.	Form and Use of Seal

64.1	The Company may adopt a seal in such form as the Board may determine. The Board may adopt one or more duplicate seals for use in or outside Bermuda.

64.2	A seal may, but need not, be affixed to any deed, instrument or document, and if the seal is to be affixed thereto, it shall be attested by the signature of (i) any Director, or (ii) any Officer, or (iii) the Secretary, or (iv) any person authorised by the Board for that purpose.

64.3	A Resident Representative may, but need not, affix the seal of the Company to certify the authenticity of any copies of documents.

ACCOUNTS

65.	Records of Account

65.1	The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

(a)	all amounts of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

(b)	all sales and purchases of goods by the Company; and

(c)	all assets and liabilities of the Company.

65.2	Such records of account shall be kept at the registered office of the Company or, subject to the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

65.3	Such records of account shall be retained for a minimum period of five years from the date on which they are prepared.

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66.	Financial Year End

The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st March in each year.

AUDITS

67.	Annual Audit

Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to the Act, the accounts of the Company shall be audited at least once in every year.

68.	Appointment of Auditor

68.1	Subject to the Act, the Members shall appoint an auditor to the Company to hold office for such term as the Members deem fit or until a successor is appointed.

68.2	The Auditor may be a Member but no Director, Officer or employee of the Company shall, during his continuance in office, be eligible to act as an Auditor of the Company.

69.	Remuneration of Auditor

69.1	The remuneration of an Auditor appointed by the Members shall be fixed by the Company in general meeting or in such manner as the Members may determine.

69.2	The remuneration of an Auditor appointed by the Board to fill a casual vacancy in accordance with these Bye-laws shall be fixed by the Board.

70.	Duties of Auditor

70.1	The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards.

70.2	The generally accepted auditing standards referred to in this Bye-law may be those of a country or jurisdiction other than Bermuda or such other generally accepted auditing standards as may be provided for in the Act. If so, the financial statements and the report of the Auditor shall identify the generally accepted auditing standards used.

71.	Access to Records

The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers for any information in their possession relating to the books or affairs of the Company.

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72.	Financial Statements and the Auditor’s Report

72.1	Subject to the following bye-law, the financial statements and/or the auditor’s report as required by the Act shall

(a)	be laid before the Members at the annual general meeting; or

(b)	be received, accepted, adopted or approved by the Members by written resolution passed in accordance with these Bye-laws.

72.2	If all Members and Directors shall agree, either in writing or at a meeting, that in respect of a particular interval no financial statements and/or auditor’s report thereon need be made available to the Members, and/or that no auditor shall be appointed then there shall be no obligation on the Company to do so.

73.	Vacancy in the Office of Auditor

The Board may fill any casual vacancy in the office of the auditor.

BUSINESS COMBINATIONS

74.	Business Combinations

After the Automatic Conversion occurs, in respect of any merger or amalgamation which the Act requires to be approved by the Members:

(a)	where such merger or amalgamation has been approved by the Board, the necessary general meeting quorum and Members’ approval shall be as set out in Bye-laws 26 and 28 respectively; and

(b)	where such merger or amalgamation has not been approved by the Board, the necessary Members’ approval shall require the affirmative vote of shares carrying not less than two-thirds of the total voting rights of all issued and outstanding shares.

VOLUNTARY WINDING-UP AND DISSOLUTION

75.	Winding-Up

If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in the trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

Digicel Group Limited

CHANGES TO CONSTITUTION

76.	Changes to Bye-laws

76.1	Subject to Bye-law 76.2, no Bye-law may be rescinded, altered or amended and no new Bye-law may be made save in accordance with the Act and until the same has been approved by a resolution of the Board and by a resolution of the Members.

76.2	After the Automatic Conversion occurs, Bye-laws 34, 36, 37, 38, 39, 41, 74 and 76 may not be rescinded, altered or amended and no new Bye-law may be made which would have the effect of rescinding, altering or amending the provisions of such Bye-laws, until the same has been approved by a resolution of the Board and by a resolution of the Members including the affirmative vote of shares carrying not less than two-thirds of the total voting rights of all issued and outstanding shares.

77.	Discontinuance

The Board may exercise all the powers of the Company to discontinue the Company to a jurisdiction outside Bermuda pursuant to the Act.